SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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PACCAR INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2006
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of PACCAR Inc, which will be held at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington, at 10:30 a.m. on April 25, 2006.
      The principal business of the Annual Meeting is stated on the attached Notice of Annual Meeting of Stockholders. We will also provide an update on the Company’s activities. The Board of Directors recommends a vote FOR Items 1, 2 and 3 and AGAINST Items 4 and 5.
      Your VOTE is important. Whether or not you plan to attend the Annual Meeting, please vote your proxy either by mail, telephone or over the Internet.

Sincerely,

/s/ Mark C. Pigott

Mark C. Pigott
Chairman of the Board and
Chief Executive Officer

Notice of Annual Meeting of Stockholders
       The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 25, 2006, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington, for these purposes:

1.	To elect three directors to serve three-year terms ending in 2009.

2.	To approve the amendment and restatement of the PACCAR Inc Long Term Incentive Plan.

3.	To approve the amendment and restatement of the PACCAR Inc Senior Executive Yearly Incentive Compensation Plan.

4.	To vote on a stockholder proposal regarding annual election of all directors.

5.	To vote on a stockholder proposal regarding a director vote threshold.

6.	To transact such other business as may properly come before the meeting.
      Stockholders entitled to vote at this meeting are those of record as of the close of business on February 28, 2006.
      IMPORTANT: The vote of each stockholder is important regardless of the number of shares held. Whether or not you plan to attend the meeting, please complete and return your proxy form.
      Directions to the Meydenbauer Center can be found on the back cover of the attached Proxy Statement.

By order of the Board of Directors

/s/ J.M. D’Amato

J. M. D’Amato
Secretary
Bellevue, Washington
March 14, 2006

PROXY STATEMENT

      The Board of Directors of PACCAR Inc issues this proxy statement to solicit proxies for use at the Annual Meeting of Stockholders on April 25, 2006, at the Meydenbauer Center in Bellevue, Washington. This proxy statement includes information about the business matters that will be voted upon at the meeting. The proxy statement and proxy form were first sent to stockholders on or about March 14, 2006.
GENERAL INFORMATION
Voting Rights
      Stockholders eligible to vote at the meeting are those identified as owners at the close of business on the record date, February 28, 2006. Each outstanding share of common stock is entitled to one vote on all items presented at the meeting. At the close of business on February 28, 2006, the Company had 169,702,949 shares of common stock outstanding and entitled to vote.
      Stockholders may vote in person at the meeting or by proxy. Execution of a proxy does not affect the right of a stockholder to attend the meeting. The Board recommends that stockholders exercise their right to vote by promptly completing and returning the proxy form either by mail, telephone, or the Internet.
Voting by Proxy
      Mark C. Pigott and John M. Fluke, Jr. are designated proxy holders to vote shares on behalf of stockholders at the 2006 Annual Meeting. The proxy holders are authorized to:

•	vote shares as instructed by the stockholders who have properly completed and returned the proxy form;

•	vote shares as recommended by the Board when stockholders have executed and returned the proxy form, but have given no instructions; and

•	vote shares at their discretion on any matter not identified in the proxy form that is properly brought before the Annual Meeting.
      The Trustee for the PACCAR Inc Savings Investment Plan (the SIP) votes shares held in the SIP according to each member’s instructions on the proxy form. If the proxy form is not returned or is returned without voting instructions, the Trustee will vote the shares in direct proportion to the shares for which it has received timely voting instructions, as provided for in the SIP.
Proxy Voting Procedures
      The proxy form allows registered stockholders to vote in one of three ways:
      Mail. Stockholders may complete, sign, date, and return the proxy form in the pre-addressed, postage-paid envelope provided.
      Telephone. Stockholders may call the toll-free number listed on the proxy form and follow the voting instructions given.
      Internet. Stockholders may access the Internet address listed on the proxy form and follow the voting instructions given.
      Telephone and Internet voting procedures authenticate each stockholder by using a control number. The voting procedures will confirm that your instructions have been properly recorded. Stockholders who vote by telephone or Internet should not return the proxy form.

      Stockholders who hold shares through a broker or agent should follow the voting instructions received from that broker or agent.
      Revoking Proxy Voting Instructions. A proxy may be revoked by a later-dated proxy or by written notice to the Secretary of the Company at any time before it is voted. Stockholders who hold shares through a broker should contact the broker or other agent if they wish to change their vote after executing the proxy.
Online Delivery of Annual Meeting Materials
      PACCAR’s 2005 annual report and the 2006 proxy statement are available on PACCAR’s website at www.paccar.com/financials.asp. Registered stockholders who previously elected to receive these documents electronically and now wish to receive paper copies of the annual report and proxy statement may contact the Company’s transfer agent, Wells Fargo Shareowner Services, at 1.800.468.9716 or visit www.econsent.com/pcar/. Stockholders who hold PACCAR stock in street name must contact their bank or broker to change their election and receive paper copies of the annual report and proxy statement.
      Registered stockholders can receive future proxy statements and annual reports in electronic format, instead of receiving paper documents, by registering at www.econsent.com/pcar/. Stockholders who hold PACCAR stock in street name may inquire of their bank or broker about the availability of electronic receipt of future annual meeting materials.
      Stockholders who choose electronic receipt of annual meeting materials will receive a notice when the proxy materials become available with instructions on how to access them over the Internet.
Multiple Stockholders Sharing the Same Address
      Registered stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should contact Wells Fargo Shareowner Services at 1.877.602.7615 or P.O. Box 64854, St. Paul, Minnesota 55164-0854. Street name stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should contact their bank or broker.
      Some street name stockholders elected to receive one copy of the 2005 Annual Report and 2006 Proxy Statement at a shared address prior to the 2006 Annual Meeting. If those stockholders now wish to change that election, they may do so by contacting their bank, broker, or PACCAR at 425.468.7520, P.O. Box 1518, Bellevue, Washington 98009.
Vote Required and Method of Counting Votes
      The presence at the Annual Meeting, in person or by duly authorized proxy, of a majority of all the stock issued and outstanding and having voting power shall constitute a quorum for the transaction of business.

Item 1: Election of Directors
      Directors are elected by a plurality of the votes cast for the election of directors. If a stockholder does not vote for the election of directors because the authority to vote is withheld, because the proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. The Company’s Certificate of Incorporation does not provide for cumulative voting. Proxies signed but returned unmarked will be voted FOR the nominees for Class II Director.
      If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

Items 2, 3, 4 and 5
      To be approved, each item must receive the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will count as a vote against each item. Broker nonvotes do not affect the voting calculations. Proxies that are signed and returned unmarked will be voted FOR Items 2 and 3 and AGAINST Items 4 and 5.
Expenses of Solicitation
      Expenses for solicitation of proxies will be paid by the Company. Solicitation will be by mail, except for any facsimile, telephone, or personal solicitation by directors, officers, and employees of the Company, which will be made without additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.
STOCK OWNERSHIP
      The following list shows the shares of common stock beneficially owned by (a) each director, (b) the Chief Executive Officer and the other four most highly compensated executive officers (collectively the “Named Officers”) and (c) by all directors and executive officers as a group as of December 31, 2005 (amounts shown are rounded to whole share amounts):

	Shares
	Beneficially		Percent
Name	Owned		of Class

James G. Cardillo	55,226	(a)	*
Alison J. Carnwath	1,500	(b)	*
John M. Fluke, Jr.	9,871	(b)	*
Kenneth R. Gangl	25,777	(a)	*
David K. Newbigging	4,771	(b)	*
Stephen F. Page	4,476	(b)	*
Robert T. Parry	2,238	(b)	*
James C. Pigott	8,238,473	(b)(c)	4.9
Mark C. Pigott	2,752,075	(d)(e)	1.6
Thomas E. Plimpton	147,687	(a)	*
William G. Reed, Jr.	300,367	(b)(d)	*
Michael A. Tembreull	314,297	(a)	*
Harold A. Wagner	21,881	(b)	*
Total of all directors and executive officers as a group (16 individuals)	11,924,790		7.0

*	Does not exceed one percent.

(a)	Includes shares allocated in the Company’s SIP for which the participant has sole voting power over all shares and investment power as follows: J. G. Cardillo (10,001 total/0 investment), K. R. Gangl (1,906 total/0 investment), T. E. Plimpton (17,562 total/1,914 investment) and M. A. Tembreull (35,811 total/9,001 investment). Includes deferred cash awards accrued as stock units without voting rights under the Deferred Incentive Compensation Plan (the DIC Plan) and the Long Term Incentive Plan (the LTIP) as follows: T. E. Plimpton (4,587) and M. A. Tembreull (52,815). Also includes options to purchase shares exercisable within sixty (60) days of December 31, 2005, as follows: J. G. Cardillo (45,225), K. R. Gangl (19,860), T. E. Plimpton (125,538) and M. A. Tembreull (204,848).

(b)	Includes shares in the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (the RSDC Plan) over which the participant has sole voting but no investment power. Also includes deferred cash accrued as stock units without voting rights as follows: S. F. Page (1,990) and H. A. Wagner (12,610).

(c)	Includes 3,374,547 shares held by charitable trusts of which he is a co-trustee and shares voting and investment power.

(d)	Includes shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(e)	Includes 25,242 shares allocated in the Company’s SIP for which he has sole voting power over all shares and investment power over 4,454; deferred cash awards accrued as 46,666 stock units under the DIC Plan and the LTIP, and 581,730 shares owned by a corporation over which he has no voting or investment power. Also includes options to purchase 987,191 shares exercisable within sixty (60) days of December 31, 2005.
ITEM 1: ELECTION OF DIRECTORS
      Three Class II Directors are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as Class II Directors for a term expiring at the Annual Meeting of Stockholders in 2009. All of the nominees are currently serving as Directors of the Company.
BOARD NOMINEES FOR CLASS II DIRECTORS
(TERMS EXPIRE AT THE 2009 ANNUAL MEETING)
      JAMES C. PIGOTT, age 69, is president of Pigott Enterprises, Inc., a private investment company, and has held that position since 1983. He was chairman and chief executive officer of Management Reports and Services, Inc., a provider of business services, from 1986 until December 1999. He is the uncle of Mark C. Pigott, a director of the Company. He has served as a director of the Company since 1972.
      MARK C. PIGOTT, age 52, is Chairman and Chief Executive Officer of the Company and has held that position since January 1997. He was a Vice Chairman of the Company from January 1995 to December 31, 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993 and Vice President from October 1988 to December 1989. He is the nephew of James C. Pigott, a director of the Company. He has served as a director of the Company since 1994.
      WILLIAM G. REED, JR., age 67, was chairman of Simpson Investment Company, a forest products holding company and the parent of Simpson Timber Company, from 1971 through June 1996. He served as chairman of the board of Safeco Corporation from January 2001 through December 2002 and as lead independent director from 2000 to 2004. He is a director of Safeco Corporation, Green Diamond Resource Company, The Seattle Times Company and Washington Mutual, Inc. He has served as a director of the Company since 1998.
CLASS III DIRECTORS (TERMS EXPIRE AT THE 2007 ANNUAL MEETING)
      ALISON J. CARNWATH, age 53, is an adviser to Lexicon Partners, an independent corporate finance advisory firm, and chairman of the management board and investment committees at ISIS Equity Partners, LLP, a private equity firm, both based in the United Kingdom. She was chairman of The Vitec Group plc, a British supplier of products and services to the broadcast and media industries, from April 1999 to October 2004 and was its chief executive officer during 2001. She was a managing director of Donaldson Lufkin & Jenrette, Inc., a New York based investment bank, from 1997-2000. She is a director of Friends Provident plc, Gallaher Group Plc, Land Securities Group PLC and Man Group plc, all United

Kingdom listed companies, and Glas Cymru Cyfyngedig, one of the largest regulated water and sewerage companies in the U.K. She has served as a director of the Company since 2005.
      ROBERT T. PARRY, age 66, was president and chief executive officer of the Federal Reserve Bank of San Francisco from 1986 until his retirement in June 2004. In that position, he served on the Federal Open Market Committee of the Federal Reserve System, the governmental body that sets monetary policy and interest rates. He is also a director of Countrywide Financial Corporation, Countrywide Bank and Janus Capital Group Inc. He has served as a director of the Company since 2004.
      HAROLD A. WAGNER, age 70, is non-executive chairman of Agere Systems Inc., a provider of communications components. He has served in that position since 2001. He served as chairman and chief executive officer of Air Products and Chemicals, Inc., a supplier of industrial gases, related equipment and chemicals, from 1992 to 2000, and as its chairman, chief executive officer and president from 1992 to 1998. He is a director of Agere Systems, Inc., CIGNA Corporation, Maersk Inc., and United Technologies Corporation. Mr. Wagner also serves on the Business Advisory Council of A. P. Moller, Inc. He has served as a director of the Company since 1999.
Retiring Class III Director
      DAVID K. NEWBIGGING, OBE, age 72, is chairman of Talbot Holdings Ltd, a Bermuda registered company, and of its operating subsidiaries which are based in the United Kingdom; he has held that position since 2003. He served as chairman of Friends Provident plc, a life assurance and asset management company, and of its predecessor Friends Provident Life Office, from 1998-2005. He served as chairman of Faupel Plc, also of the United Kingdom, from 1994 until 2005. He is also a director at Merrill Lynch & Co., Inc. He has served as a director of the Company since 1999 and will retire from the Board of Directors effective April 24, 2006.
CLASS I DIRECTORS (TERMS EXPIRE AT THE 2008 ANNUAL MEETING)
      JOHN M. FLUKE, JR., age 63, is chairman of Fluke Capital Management, L.P., a private investment company, and has held that position since 1990. He is a director of American Seafoods Group LLC, Primus International Inc. and Tully’s Coffee Corporation. He has served as a director of the Company since 1984.
      STEPHEN F. PAGE, age 66, served as vice chairman and chief financial officer and a director of United Technologies Corporation (UTC), a provider of high technology products and services to the building systems and aerospace industries, from 2002 until his retirement in April 2004. From 1997 to 2002 he was president and chief executive officer of Otis Elevator Co., a subsidiary of UTC. He is also a director of Lowe’s Companies, Inc. and Liberty Mutual Holding Company Inc. He has served as a director of the Company since 2004.
      MICHAEL A. TEMBREULL, age 59, is Vice Chairman of the Company and has held that position since January 1995. He was Executive Vice President from January 1992 to January 1995 and Senior Vice President from September 1990 to January 1992. He has served as a director of the Company since 1994.
THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

BOARD GOVERNANCE
      The Board of Directors has determined that the following persons are independent directors as defined by NASDAQ Rule 4200: Alison J. Carnwath, John M. Fluke, Jr., David K. Newbigging, Stephen F. Page, Robert T. Parry, James C. Pigott, William G. Reed, Jr. and Harold A. Wagner.
      Stockholders may contact the Board of Directors by writing to: The Board of Directors, PACCAR Inc, 11th Floor, P.O. Box 1518, Bellevue, WA 98009 or by e-mailing PACCAR.Board@paccar.com. The Corporate Secretary will receive, process, and acknowledge receipt of all written communications. Suggestions or concerns involving accounting, internal controls or auditing matters will be directed to the audit committee chairman. Concerns regarding other matters will be directed to the individual director or committee named. If no identification is made, the matter will be directed to the executive committee of the Board.
      The Board of Directors met four times during 2005. Each member attended at least 75% of the combined total of meetings of the Board of Directors and the committees of the Board on which each served. All PACCAR directors are expected to attend each annual stockholder meeting. All sitting directors attended the annual stockholder meeting in April 2005. The Board has four standing committees. The members of each committee are listed below with the chairman of each committee listed first:

Nominating and
Audit	Compensation	Executive	Governance
Committee	Committee	Committee	Committee

W. G. Reed, Jr.	D. K. Newbigging	M. C. Pigott	J. C. Pigott
J. M. Fluke, Jr.	A. J. Carnwath	J. C. Pigott	D. K. Newbigging
S. F. Page	J. M. Fluke, Jr.	W. G. Reed, Jr.	S. F. Page
H. A. Wagner	R. T. Parry
      The Audit Committee selects and evaluates the independent auditors and approves all services they provide, reviews reports of independent auditors, internal auditors, and the annual financial statements and monitors the effectiveness of the audit process, financial reporting and the corporate compliance programs. The Committee met twice in 2005.
      The Compensation Committee reviews and approves salaries and other compensation matters for executive officers. It administers the LTIP, the Senior Executive Yearly Incentive Compensation Plan, and the DIC Plan. The Committee met eleven times in 2005.
      The Executive Committee acts on routine Board matters when the Board is not in session. The Committee took action twice in 2005.
      The Nominating and Governance Committee selects candidates for election to the Board of Directors and considers nominees recommended by stockholders. All director nominees must be approved by a majority of the Board’s independent directors. The Committee met four times in 2005.
COMPENSATION OF DIRECTORS
      In 2005, each director who was not an employee was entitled to an annual cash retainer of $60,000. In addition, $60,000 is paid in restricted stock under the RSDC Plan. Effective January 1, 2006, the cash retainer and the grant under the RSDC Plan have been raised to $75,000 and $90,000 per year respectively. The retainer and restricted stock are paid on a prorated basis to directors elected during the calendar year. The Company also paid non-employee directors a fee of $7,500 for each Board meeting attended and $5,000 for each committee meeting attended (including four meetings held by telephone). A single meeting attendance fee was paid when a board and committee meeting were held on the same day. Non-employee directors may elect to defer all or a part of their cash retainer and fees to an income account or to a stock unit account under the RSDC Plan.

COMPENSATION OF EXECUTIVE OFFICERS
      The Named Officers received the following compensation for each of the last three fiscal years ended December 31, 2005.
Summary Compensation

					Long Term Compensation

					Awards	Payouts

		Annual Compensation			Securities
					Underlying	Long Term
				Other Annual	Options/SARs	Incentive	All Other
Name and Principal Position	Year	Salary	Bonus(a)	Compensation(b)	(Shares)	Payouts(c)	Compensation(d)

M. C. Pigott	2005	$1,250,000	$1,966,667		76,908	$1,237,500	$10,650
Chairman & Chief	2004	1,215,577	1,128,000		60,030	1,237,500	10,488
Executive Officer	2003	1,100,000	1,056,000		110,412	1,068,750	10,489
M. A. Tembreull	2005	840,000	1,047,200		37,326	703,125	14,330
Vice Chairman	2004	836,135	645,000		36,156	703,125	14,394
	2003	795,000	636,000		66,498	656,250	15,234
T. E. Plimpton	2005	640,000	742,400		28,440	393,750	13,720
President	2004	629,231	461,067		24,558	375,000	14,155
	2003	596,538	456,000		45,168	312,188	15,842
J. G. Cardillo	2005	403,750	332,627	$17,248	12,306	157,500	12,405
Senior Vice President	2004	387,462	227,010	276,484	8,661	141,041	12,725
	2003	324,231	184,511	329,929	14,755	124,740	14,080
K. R. Gangl	2005	380,865	259,974		7,736	138,600	10,500
Senior Vice President	2004	353,077	181,305		8,661	125,528	10,250
	2003	324,231	191,589		14,755	57,750	10,000

(a)	Bonuses earned in 2005 are determined and paid in 2006.

(b)	Amounts for J. G. Cardillo represent compensation related to an overseas assignment through May 31, 2004 including, but not limited to the following amounts. 2005: tax equalization $17,248. 2004: housing $68,578; relocation allowance $111,685; tax equalization $75,621. 2003: housing $54,423; automobile $24,496; tax equalization $233,716. The aggregate amount of the perquisites and other personal benefits for the other Named Officers was less than the required reporting threshold (the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Officer).

(c)	Represents cash awards paid, or payable but deferred at the executive’s election during 2003, 2004, and 2005, that were earned during the 2000-2002 performance cycle, the 2001-2003 performance cycle, and the 2002-2004 performance cycle, respectively.

(d)	2005 amounts represent: (i) the Company matching contributions to the SIP of $10,500; (ii) interest on deferred bonus payments and deferred payments under the LTIP in excess of 120% of the applicable federal long-term rate prescribed under section 1274(d) of the Internal Revenue Code as follows: M. C. Pigott: $150; M. A. Tembreull: $3,830; T. E. Plimpton: $3,220; J. G. Cardillo: $1,905; and K. R. Gangl: $0.

2005 OPTION GRANTS
      Stock options granted in 2005 pursuant to the LTIP to the Named Officers are as follows:

	Individual Grants

	Number of
	Securities	Percent of Total
	Underlying	Options Granted to			Grant Date
	Options	Employees in	Exercise or	Expiration	Present
Name	Granted(a)	Fiscal Year	Base Price	Date	Value(b)

M. C. Pigott	76,908	18.5%	$72.25	1/20/2015	$1,634,118
M. A. Tembreull	37,326	9.0%	72.25	1/20/2015	793,092
T. E. Plimpton	28,440	6.9%	72.25	1/20/2015	604,285
J. G. Cardillo	12,306	3.0%	72.25	1/20/2015	261,474
K. R. Gangl	7,736	1.9%	72.25	1/20/2015	164,372

Individual grants were awarded in the form of Stock Options only without tandem SARs.

(a)	Options granted in 2005 become exercisable on January 1, 2008. This date may be accelerated in the event of a Change in Control of the Company (as defined in the LTIP).

(b)	Grant Date Present Value dollar amount was calculated using a variation of the Black-Scholes option pricing model using the following assumptions: (i) 39.06% expected share price volatility, (ii) 3.73% risk-free rate of return, (iii) an expected dividend yield of 3.22%, and (iv) a five-year expected time of exercise.
AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES
      Shown below is information about the exercise of stock options and stock appreciation rights under the LTIP by the Named Officers in 2005 and the value of unexercised options on December 31, 2005.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares Acquired on		Options at FY-End	Options at FY-End
Name	Exercise	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

M. C. Pigott	51,392	$3,168,209	876,779/247,350	$42,331,171/$4,913,856
M. A. Tembreull	0	0	138,350/139,980	6,025,400/ 2,959,496
T. E. Plimpton	1,000	48,856	80,370/ 98,166	3,508,182/ 2,010,197
J. G. Cardillo	5,000	229,954	30,470/ 35,722	1,325,607/ 664,510
K. R. Gangl	11,000	472,317	5,105/ 31,152	209,435/ 664,510
LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
      All stock-based awards under the LTIP are shown in the Option Grant and Option Exercise tables above. Shown below is information with respect to the contingent cash awards for the 2005-2007 cycle under the LTIP:

		Estimated Future Payouts

Name	Performance Period	Threshold	Target	Maximum

M. C. Pigott	1/1/2005 – 12/31/2007	$83,250	$750,000	$1,500,000
M. A. Tembreull	1/1/2005 – 12/31/2007	46,620	420,000	840,000
T. E. Plimpton	1/1/2005 – 12/31/2007	31,968	288,000	576,000
J. G. Cardillo	1/1/2005 – 12/31/2007	6,600	120,000	240,000
K. R. Gangl	1/1/2005 – 12/31/2007	5,571	100,375	200,750

      Awards are tied to achieving Company, business unit and individual goals over a three-year performance period. Company performance goals are based on the Company’s financial performance relative to a select group of companies with similar business characteristics. Business unit and individual performance goals are based on financial and strategic objectives approved by the Compensation Committee on an individual basis.
      The target amount will be earned if Company financial performance ranks above at least half of the peer companies and individual and business unit performance are at 100% of goal. The maximum award amount will be earned if Company financial performance ranks above all of the peer companies and business unit and individual performance are at least 150% of goal. No award will be earned if the Company’s financial performance ranks below 75% of the peer companies and business unit and individual performance are below 75% of goal.
PENSION PLAN
      The following table shows the estimated annual retirement benefit payable to participating employees, including the Named Officers, under the Company’s noncontributory retirement plan and Supplemental Retirement Plan:

	Years of Service

Remuneration	15	20	25	30	35

$ 500,000	$108,848	$145,130	$181,413	$217,696	$253,978
1,000,000	221,348	295,130	368,913	442,696	516,478
1,750,000	390,098	520,130	650,163	780,196	910,228
2,500,000	558,848	745,130	931,413	1,117,696	1,303,978
3,500,000	783,848	1,045,130	1,306,413	1,567,696	1,828,978
      The Company’s noncontributory retirement plan has been in effect since 1947. The Named Officers participate in this plan on the same basis as other salaried employees. The plan provides benefits based on years of service and salary. The benefit for each year of service, up to a maximum of 35 years, is equal to 1% of salary plus 0.5% of salary in excess of the Social Security Covered Compensation level. Salary is defined as the average of the highest 60 consecutive months of an employee’s cash compensation, which includes those amounts reported in the “Salary” and “Bonus” columns of the Summary Compensation Table, but it excludes compensation under the LTIP. Years of credited service as of December 31, 2005 for the Named Officers are: M. C. Pigott, 27 years; M. A. Tembreull, 35 years; T. E. Plimpton, 29 years; J. G. Cardillo, 15 years; and K. R. Gangl, 6 years. Under his hiring agreement, if Mr. Gangl remains employed for eight years, he will receive seven additional service years under the plan.
      The Company’s unfunded Supplemental Retirement Plan provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula.
      The Pension Plan Table illustrates approximate retirement benefits at age 65, based on single life annuity amounts. The benefit listed is not subject to any deduction for Social Security or other offset amounts.

EQUITY COMPENSATION PLAN INFORMATION

(c) Number of securities
	(a) Number of Securities		remaining available for future
	to be issued upon	(b) Weighted-average	issuance under equity
	exercise of outstanding	exercise price of	compensation plans (excluding
	options, warrants, and	outstanding options,	securities reflected in
Plan Category	rights(1)	warrants, and rights	column (a))(2)

Equity compensation plans approved by security holders	3,406,954	$35.19	9,529,261
Equity compensation plans not approved by security holders	None		None
Total	3,406,954	$35.19	9,529,261

(1)	The number of securities reported includes the PACCAR Inc Long Term Incentive Plan (LTIP) and the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (RSDC Plan). Included in this total are 237,377 shares which represent deferred cash awards payable in stock. The weighted-average exercise price does not include the deferred stock account balances referenced above.

(2)	The number of securities remaining is comprised of shares authorized under the following two plans: (a) 9,083,242 shares under the LTIP, which provides for annual awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options), stock appreciation rights or cash, as well as deferred cash awards payable in stock and (b) 446,019 shares under the RSDC Plan that provides for annual grants of restricted stock, as well as deferred cash awards payable in stock.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors (the “Committee”) has furnished the following report on executive compensation.
      The Committee is responsible for reviewing and approving total compensation programs and levels for the Company’s Chief Executive Officer and its executive officer group, which includes (but is not limited to) the Named Executive Officers shown in the Summary Compensation Table on page 7. The Committee’s responsibilities are specified in the Compensation Committee Charter, and can be found on the Company’s website (at www.paccar.com/bc/committeescharters.asp).
Total Compensation Approach and Guiding Principles
      The Board of Directors believes that the Company’s executive compensation should be competitive with companies that operate in the same lines of business in the U.S. and internationally. The Board also believes that the Company’s compensation program should attract and retain high-quality executives with incentives linked to performance, which align the interests of management with those of stockholders. Our goal is to achieve superior performance which can be measured against our industry peers, and our compensation programs should reflect this intent.
      Under the supervision of the Committee, which is composed exclusively of independent non-management Directors, the Company has utilized compensation programs which have sought to meet these objectives for many years. They have comprised three main components:

•	Base salaries;

•	Annual cash bonuses which focus on the attainment of profitability, individual objectives and the highest level of product quality; and

•	An equity and cash based Long-Term Incentive Plan (LTIP) focusing on long-term growth in overall shareholder value creation, including total shareholder return as well as net income, return on sales and return on capital.
      A description of PACCAR’s unfunded Supplemental Retirement Plan can be found on page 9 (the plan provides a retirement benefit to those senior managers affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and other qualified plan benefit limitations). Apart from these programs, the Company does not provide any other significant perquisites or executive benefits. The Committee believes that these programs have served the Company and its stockholders well.
Compensation Comparison Groups
      The Committee considers a number of factors when reviewing and determining target and actual compensation, including Company performance, individual performance and pay practices for executive talent among similar organizations. To determine whether compensation for the Chief Executive Officer and other executive officers is competitive with the external market, the Committee receives information from published compensation surveys (including surveys provided by outside consultants). This information is used to compare pay levels to comparable positions at companies with which the Company competes for executive talent.
      The surveys include data from a wide variety of Fortune-500 capital goods and large manufacturing companies, including all of the selected companies (the “Peer Companies”) that comprise the index used in the stock performance graph set forth later in this proxy statement: ArvinMeritor Inc., Caterpillar Inc., Cummins Inc., Dana Corporation, Deere & Company, Eaton Corporation, Ingersoll-Rand Company Limited, Navistar International Corporation, and Oshkosh Truck Corporation. The Peer Companies are chosen because, in the judgment of the Committee (and the Company’s outside consultants), they are the most directly comparable to the Company in size and nature of business; the group may vary from time to time based on the Committee’s regular review. The Committee believes it is important to include companies that make up the Peer Group Index as well as organizations with which the Company competes in the broader market for executive talent.
Base Salaries
      Salaries for the CEO and other officers are reviewed each year. The Committee may or may not approve changes to base salaries based on an assessment of individual and company performance, as well as competitive pay levels. According to the surveys mentioned above, base salaries of the Company’s executive officers, including its Chief Executive Officer, are within the median range of the salaries paid to executives at the companies included in the surveys.
Annual Cash Bonuses
      Chief Executive Officer and Other Named Executive Officers. Cash bonuses are awarded under the Senior Executive Yearly Incentive Compensation Plan (the “Senior Executive Plan”) (approved by stockholders) based on Company performance relative to an overall net profit goal established annually by the Committee. The Committee in its sole discretion may reduce or eliminate any award otherwise earned by the Chief Executive Officer or a Named Executive Officer based on an assessment of individual performance.
      All Other Executive Officers. Annual cash bonuses are awarded based upon Company performance relative to an overall net profit goal approved by the Committee and the attainment of one or more individual goals approved by the Chief Executive Officer. In general, these goals involve targets such as the financial performance of the business units for which the executive has direct responsibility, profitability or return on investment, as well as non-financial performance criteria such as market share improvement, product quality, new product development, production efficiencies and similar specific individual assignments. The individual goals are changed annually, and a level of importance is assigned to each goal on a percentage basis. The calculation of the bonus takes into account both the level of achievement and the assigned importance of the goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 70% of that goal is achieved.
      2005 Annual Cash Bonuses. Annual cash bonus opportunities for 2005 ranged from 0% up to 157% of the executive officer’s base salary. This range reflected an increase to the target and maximum award percentages approved by the Committee (and effective in 2005) as a result of competitive survey information provided by an outside consultant. The analyses concluded that the annual bonuses for the executive officers as a group were below market levels. The maximum annual bonus award under the Senior Executive Plan was increased from $2,000,000 to $4,000,000, subject to stockholder approval of the amendments at the 2006 annual meeting. The bonuses earned by executive officers in 2005 and paid in 2006 reflect achievement greater than 100% of the Company’s overall profit goal for 2005.
Long-Term Incentive Plan (LTIP)
      Given the cyclical nature of the Company’s business, long-term incentives are awarded under the LTIP based on a three-year performance period and are provided through annual grants of stock options and cash incentive awards. The Committee determines a target award for each executive officer, expressed as a percentage of salary on the date the award is granted.
      Stock options. The portion of the target LTIP award allocated to stock options varies from 71% to 79%. Stock options become exercisable at the end of the three-year performance period and are intended to link the interests of key employees directly with stockholders’ interests through increased individual stock ownership. The exercise price of the stock options is the market price at the time of grant.
      Long-Term Cash Incentive. The remaining portion of the target LTIP award is allocated to the long-term cash incentive. The long-term cash incentive award for the Chief Executive Officer and the other Named Executive Officers is subject to satisfaction of an overall net profit goal established by the Committee. In addition, the Committee may reduce or eliminate any award otherwise earned based on an assessment of individual performance and other factors. A portion (25% to 100%) of the award is based on overall Company performance measured in terms of the Company’s rank in three-year compound growth of net income, return on sales, and return on capital (weighted equally) when compared to the Peer Companies. As described in “Compensation Comparison Groups” above, the Peer Companies are the same nine companies that make up the Peer Group Index in the stock performance graph set forth below.
      The remaining portion of the long-term cash incentive award is based upon individual and business unit objectives that involve factors similar to those described above for the annual cash bonus, measured over a three-year performance cycle. The cash incentive award is based on the Committee’s evaluation of each executive’s achievement of individual performance objectives during the preceding three years.
      The target amount will be earned if the Company’s financial performance ranks above at least half of the Peer Companies (the “Comparative Performance Goal”) and business unit and individual performance are at 100% of goal. The maximum cash award amount will be earned if the Company’s financial performance ranks above all of the Peer Companies and business unit and individual performance are at least 150% of goal. No award will be earned if the Company’s financial performance ranks below 75% of the Peer Companies and business unit and individual performance are below 75% of goal.
      Long-Term Cash Awards Paid in 2005. The long-term cash incentive awards paid in 2005, for the three-year cycle 2002-2004, reflect an achievement greater than 100% of the Comparative Performance Goal. The cash incentive awards for each Executive Officer for the three-year cycle ended in 2005 had not been determined on the date this proxy statement was prepared.
      LTIP Changes for 2006. The survey information by an outside consultant concluded that long-term incentives were below the median market levels. As a result, the Committee approved an increase to the LTIP target award percentage for executive officers effective for the 2006-2008 performance cycle. A more detailed description of proposed changes to the 2006 LTIP program can be found under “2005 Compensation Review and Proposed Changes for 2006” below.

Chief Executive Officer’s Compensation.
      The Chief Executive Officer’s 2005 compensation was comprised of the same components as other executives: (i) base salary; (ii) an annual cash bonus; and (iii) a long-term incentive in the form of stock options and a cash award.
      Base Salary. The Chief Executive Officer’s base salary did not change during 2005.
      Annual Cash Bonus. The Chief Executive Officer’s 2005 annual cash bonus was based entirely on the Company’s net profit goal. The annual bonus earned in 2005 and paid in 2006 reflects the Company’s record profit achievement, which was greater than 100% of the goal for 2005.
      Long-Term Incentive Plan (LTIP): Stock Options. Based on the portion of the Chief Executive Officer’s target LTIP to be allocated to stock options, he received an award of 76,908 stock options in 2005. This represented approximately 18.5% of all stock options granted by the Company during the year.
      Long-Term Incentive Plan (LTIP): Cash Incentive. The cash portion of the long-term incentive was based 100% on the Company’s performance during the three-year cycle as compared to the Peer Companies. For the three-year cycle 2002-2004, Company performance resulted in goal achievement greater than 100% of the Comparative Performance Goal. The cash incentive award for the three-year cycle ended in 2005 had not been determined on the date this proxy statement was prepared.
      Chief Executive Officer’s Compensation Changes for 2006. A description of proposed changes to the CEO’s 2006 compensation program can be found under “2005 Compensation Review and Proposed Changes for 2006” below.
2005 Compensation Review and Proposed Changes for 2006
      In early 2005 — the Company’s centennial year — it was apparent that PACCAR had achieved a consistent level of superior performance for nearly a decade, both in absolute terms and when compared to its industry peers. Accordingly, the Committee decided to undertake a detailed review of the Company’s executive compensation programs to determine whether they were still competitive and, if not, to introduce improvements and new features which would meet the Board’s objectives going forward. To assist the Committee in this work, experienced independent professional consultants were retained who had no previous relationship with the Company, thus ensuring an independent and objective process.
      For the first phase of the process, the consultants reviewed the Company’s historical performance and the Chief Executive Officer’s and senior executive pay levels. This demonstrated that:

•	Over the past 10 years the Company’s total shareholder return and operating performance had been at or near the top of the Company’s peer group, and that of a broader group of motor vehicle companies.

•	Over the previous 1, 3 and 5 years in particular, the Company’s performance had been exceptional when compared with the competition.

•	Total compensation for the Company’s Chief Executive Officer had been significantly below the competitive 50th and 75th percentiles over the previous 3 years.

•	The Chief Executive Officer’s pay gap was primarily due to ongoing target bonus and long-term incentive opportunities being below competitive levels.
      In summary, while the Company had delivered consistently excellent results which outperformed the competition, the Chief Executive Officer’s compensation had become increasingly uncompetitive. Although the compensation of the remainder of the senior executive team had remained reasonably competitive, it also did not truly reflect the Company’s consistently superior performance.

      A review of the three main components of executive compensation outlined above resulted in the following conclusions and recommendations:

•	The structure of base salaries, annual cash bonuses and the Long-Term Incentive Plan (LTIP) was sound.

•	Base salaries for the Chief Executive Officer and other senior executives were competitive.

•	The target annual bonus opportunity as a percentage of base salary should be improved, particularly for the Chief Executive Officer who should be moved up to the competitive 75th percentile.

•	The long-term incentives, and particularly for the Chief Executive Officer, should be increased with the Chief Executive Officer being positioned at the competitive 75th percentile and that:

•	Stock options and cash should continue to be used in the LTIP program; and

•	Restricted stock grants should be introduced into the LTIP program.
Restricted stock grants would be made annually subject to achievement of an annual performance hurdle determined in advance by the Compensation Committee (based on return on sales for the first cycle). Restricted stock grants would vest 25% per year over a four-year period starting in 2007.
      The Committee has recognized the shortfall in the Chief Executive Officer’s annual bonus opportunity and long-term incentives over several years when compared with the competition — both the Peer Companies and a wider industry group. After consultation with the independent consultants, the Committee plans to introduce a new feature of an Ownership Initiative linked to performance which would align the interests of the participants with those of the stockholders.
      Under the Ownership Initiative, an award of Restricted Shares can be made each quarter as part of a Share Match program. If a participant acquires shares at full market value either by exercising stock options or through open market purchases, Restricted Shares will be awarded equal to the number of shares acquired subject to the following conditions:

•	A maximum of 250,000 Restricted Shares may be awarded as Match Shares to a single individual under the program.

•	A maximum of 100,000 Restricted Match Shares may be awarded to a single individual in any one calendar year.

•	Restricted Match Shares would vest after 5 years subject to an earnings per share growth performance threshold over the five-year period — determined by the Compensation Committee in advance — being achieved relative to the Peer Group.

•	All Restricted Match Shares will be forfeited if the performance threshold is not achieved or if the individual terminates employment with the Company during the vesting period (with certain exceptions). If the committed (matched) shares are sold before vesting an equal number of Restricted Match Shares will be forfeited.
      For 2006, only the Chief Executive Officer will be eligible to participate in the Share Match Program.
      The Peer Group referred to above currently consists of the nine Peer Companies described in “Compensation Comparison Groups” above. All performance goals and thresholds will be determined in advance by the Committee, who will also verify whether these have been achieved.
      Both the annual performance-based restricted stock program and the Share Match Program are subject to stockholder approval of the LTIP proposal at the 2006 annual stockholders meeting.
      The Committee believes that the initiatives described in this report and the enhanced compensation opportunities introduced into the Senior Executive Plan and the LTIP, linked as they are to company and individual performance, will motivate management in its endeavors to sustain the Company’s outstanding performance over the past 10 years that culminated in a record centennial year.

      The Committee’s policy is to structure compensation arrangements that are intended to fully preserve tax deductions for executive compensation under Section 162(m) of the Internal Revenue Code. However, the Committee retains the flexibility to exceed the limitations of Section 162(m) when it determines that such action is in the best interests of the Company and its stockholders in order to attract, retain and reward outstanding executives.
THE COMPENSATION COMMITTEE

D. K. Newbigging, Chairman
A. J. Carnwath
J. M. Fluke Jr
R. T. Parry

ITEM 2:	PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE LONG TERM INCENTIVE PLAN (LTIP) INCLUDING APPROVAL OF THE PLAN’S PERFORMANCE GOALS.
Introduction
      The Board of Directors RECOMMENDS the approval of the amended and restated LTIP. Stockholders approved the LTIP in 1991 and approved amendments to the Plan in 1997 and 2002. The LTIP is designed to encourage key employees of the Company and its subsidiaries to focus on long range objectives, to attract and retain key employees with exceptional qualifications, and to link key employees to stockholder interests through equity ownership and cash awards. There are approximately 190 key employees designated by the Compensation Committee who participate in the LTIP, including the Named Officers identified earlier in this proxy statement.
Description of the Proposal
      Under the Internal Revenue Code (the Code), publicly held companies may not deduct compensation over $1 million paid to certain executive officers in any one year. Section 162(m) of the Code provides an exception for “performance-based” compensation when the material terms of the performance goals are approved by stockholders every five years. The stockholders last approved the LTIP performance goals in 2002. The stockholders are being asked to approve the amended and restated LTIP and to approve the material terms of the LTIP performance goals for purposes of Section 162(m) of the Code.
      Major changes made by the amended and restated LTIP include:

•	Authorizes the award of performance-based restricted stock and/or stock units and sets forth the range of performance goals.

•	Limits the award of restricted shares and/or stock units to 200,000 shares per employee per year.

•	Increases the maximum amount of the long-term performance cash award that may be paid to any participant in any year from $2,000,000 to $6,000,000.

•	Adds “earnings per share” to the list of criteria upon which performance goals for the long-term performance cash award may be based.
      The proposal does not seek to increase the number of shares available for issuance under the LTIP.
Description of the Long Term Incentive Plan
      The complete text of the amended and restated LTIP is attached to this Proxy Statement as Appendix A. The following summary of the Plan’s principal features does not purport to be complete. It is subject to, and qualified in its entirety by, the full text in Appendix A.

      Administration. The LTIP is and will continue to be administered by the Compensation Committee of the Board of Directors (the “Committee”). All Committee members are “outside directors” for purposes of Section 162(m) of the Code and “nonemployee directors” under the Securities and Exchange Commission’s Rule 16b-3. The Committee selects the key employees who will receive awards, determines the amount, vesting requirements and other conditions of each award, interprets the provisions of the LTIP and makes all other decisions regarding the operation of the LTIP. The Committee adopts the policies and procedures for implementing the LTIP.
      Limitation on Awards. The total number of shares of common stock authorized for awards of restricted shares, stock units and options under the LTIP is limited to 20,250,000 (subject to adjustment for dilution under the terms of the LTIP). If any restricted shares, stock units or options awarded under the LTIP are forfeited, or if options terminate for any other reason prior to exercise (other than exercise of a related SAR), then they again become available for awards.
      Eligibility. The Committee determines the managerial and key employees of the Company and its subsidiaries, including employees who are also Directors, eligible for awards under the LTIP. Nonemployee directors are not eligible for awards under the LTIP.
      Types of Awards and Terms. Awards under the LTIP may take the form of restricted shares, stock units, options and cash. Options may be either nonstatutory stock options (NSOs) or incentive stock options (ISOs) intended to qualify for special tax treatment as determined by the Committee. Both NSOs and ISOs may be granted in combination with stock appreciation rights (SARs), or SARs may be added to outstanding NSOs at any time after the grant. Regular SARs are exercisable at any time after the underlying NSO or ISO becomes exercisable, while limited SARs become exercisable only in the event of a Change in Control (as defined below) with respect to the Company. Any award under the LTIP may include one of these elements or a combination of several elements. Unless the Board of Directors determines that the recipient of newly issued Restricted Shares must pay their par value to the Company, no payment is required upon receipt of an award. In addition, long-term performance awards granted under other plans and stock units credited under the Company’s Deferred Incentive Compensation Plan may be settled in stock issued under the LTIP. When granting awards, the Committee establishes when the awards can vest and/or be exercised. Vesting and exercisability may be accelerated in the event of the participant’s death, disability or retirement or in the event of a Change in Control. Moreover, if the Committee concludes that there is a reasonable possibility of a Change in Control within six months, it may make outstanding options and SARs fully exercisable.
      Stock Options. Each stock option grant is evidenced by a stock option agreement specifying the number of shares and the exercise price. No participant may be awarded an option to purchase more than 562,500 shares in any year. The exercise price for an option must not be less than the fair market value of the shares on the date of grant. No ISO may be exercisable after ten years. Except in the case of the optionee’s death or as provided by the Committee in the agreement for NSOs, stock options are not transferable. The exercise price of an ISO or NSO may be paid in any lawful form permitted by the Committee, including promissory notes or the surrender of shares of common stock already owned by the optionee. The exercise price of outstanding options fixed by the Committee may not be modified except pursuant to the dilution adjustments under the provisions of the LTIP.
      Stock Appreciation Rights. Under the LTIP, SARs may be granted in tandem with options; grants of SARs are therefore also limited to 562,500 per year. A SAR permits the participant to elect to receive any appreciation in the value of the optioned stock from the Company. The amount payable on exercise of a SAR is measured by the difference between the market value of the stock at exercise and the exercise price of the related option. Upon exercise of a SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which a SAR is attached, the corresponding portion of the SAR may no longer be exercised.
      Restricted Shares and Stock Units. Restricted shares are shares of common stock that are subject to forfeiture if vesting conditions are not satisfied. They are nontransferable and subject to forfeiture prior to becoming vested. Restricted shares have the same voting and dividend rights as other shares of common stock. A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of common stock; it is nontransferable unless the holder dies. Stock units confer no voting rights or other stockholder privileges, but the holder is entitled to receive dividend equivalents that may be converted into additional stock units or settled in the form of cash, common stock or a combination of both. The Committee determines the number of stock units or restricted shares to be awarded as well as the conditions governing vesting. When vested, stock units may be settled with shares of common stock, by a cash payment corresponding to the fair market value of an equivalent number of shares of common stock, or a combination of both.
      A maximum of 200,000 shares of restricted stock and/or stock units may be awarded to any person in any year, and awards may be made subject to attaining specified performance goals over a designated performance period, in addition to time vesting and other vesting requirements. Performance goals will be set by the Committee based on objective criteria on a Company, business unit or peer group comparison basis (which may include or exclude specified items of an unusual or nonrecurring nature) based on one or more of the following: earnings per share, net income, return on assets, return on sales, return on capital, return on equity, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment, and cash value added. The Committee may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but no reduction may result in an increase of an award payable to any other participant.
      Long-Term Performance Cash Awards. The Committee may grant long-term performance cash awards. Payment of cash awards will be based on attaining specified performance goals over a designated period in excess of one year. Performance goals for the Chief Executive Officer, the four other highest compensated executives of the Company and such other senior executives as designated by the Committee will be set based on objective criteria on a Company, business unit or peer group comparison basis. These performance goals may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: earnings per share, net income, return on assets, return on sales, return on capital, return on equity, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. The Committee may reduce or eliminate any award otherwise earned, but no reduction will result in an increase in the award payable to any other participant. The maximum long-term performance cash award that may be paid to any participant in any year is $6,000,000. In the event of a Change in Control, all deferred accounts would be payable at the earliest date permitted by law. A pro rata award would be made during a year in which a Change of Control occurs.
      Deferral of Long-Term Cash Awards. The Committee may establish rules and procedures to allow participants to defer cash awards otherwise payable and for the payment of previously deferred amounts in cash or stock. Certain deferrals may be subject to Code Section 409A. The rules and procedures for those deferrals will comply with the Section 409A requirements, and may include provisions for crediting dividend equivalents on deferred stock unit accounts and crediting interest on deferred cash accounts. In addition, stock units credited under the Deferred Incentive Compensation Plan may be settled in the form of shares issued under the LTIP.
      Protection against Dilution. In the event of a stock split, a stock dividend, an extraordinary cash dividend or similar occurrence, the Committee will make appropriate adjustments in the number of shares covered by the LTIP, the number included in an outstanding award, the exercise price of each outstanding option, and the annual per person limit on the number of shares.
      Change in Control. For purposes of the LTIP, the term “Change in Control” means, in summary, with certain exceptions (i) the acquisition by any person of beneficial ownership of at least 15% of the then outstanding common shares or the combined voting power of the Company’s outstanding securities, (ii) a change in the composition of the Board of Directors as a result of which the incumbent directors or their duly elected successors cease to constitute a majority of the Board, (iii) the consummation of a merger, consolidation or other business combination unless the Company’s stockholders prior thereto retain more than 85% of the stock in the resulting corporation and at least a majority of the directors of the resulting corporation were members of the Company’s Board, or (iv) the consummation of a complete liquidation or dissolution of the Company or the sale of substantially all the Company’s assets. The Change in Control requirements identified in regulations implementing Section 409A(e)(2) of the Code will prevail over any conflicting provisions of the definition of Change in Control in Sections 16.4(i) to (iv) of the LTIP for those nonqualified deferred compensation plans governed by Section 409A of the Code.
      Employment Rights. Neither the LTIP nor any award granted under the Plan shall be deemed to give any individual a right to remain an employee of the Company or a subsidiary. The Company and its subsidiaries reserve the right to terminate the service of any employee at any time, with or without cause, subject only to the terms of any written employment agreement.
      Amendment or Termination. The LTIP became effective on August 15, 1991 and will remain in effect until it is discontinued by the Board of Directors, who may amend or terminate the LTIP at any time. ISOs may be granted under the LTIP only until December 4, 2015. An amendment to the LTIP will be subject to stockholder approval only to the extent required by applicable law, rules or regulations.
Plan Benefits
      Benefits payable under the LTIP will vary depending on the Committee’s discretion in granting awards and the Company’s performance against selected business criteria. Consequently, the benefits that may be payable under the LTIP in the future cannot be determined in advance. The following table describes the option grants during 2005, the last completed fiscal year, and cash payouts earned in the 2002-2004 performance period and paid out in 2005 with respect to certain individuals and groups. The amounts of future awards and payouts may not be similar to the amounts listed in the table.

	Securities	Long Term
	Underlying	Incentive
	Options/SARS	Payouts
Name and Position	(Shares)	(2002-2004 cycle)

M. C. Pigott	76,908	$1,237,500
Chairman and Chief Executive Officer
M. A. Tembreull	37,326	$703,125
Vice Chairman
T. E. Plimpton	28,440	$393,750
President
J. G. Cardillo	12,306	$157,500
Senior Vice President
K. R. Gangl	7,736	$138,600
Senior Vice President
All executive officers as a group	175,372	$2,737,163
All other employees (including non-executive officers) as a group	239,304	$2,695,161
      Options granted in 2005 become fully exercisable January 1, 2008 at $72.25 per share. The options were granted for a term of ten years unless employment is terminated earlier. The closing trading price for the Company’s common shares on February 28, 2006 was $69.87. The Company’s common shares trade on The NASDAQ Stock Market.
Federal Income Tax Consequences
      Non-Statutory Options. Under the Code, the recipient of a NSO will pay no tax at the time of grant. Upon exercise of a NSO, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total option price of such shares will be treated as ordinary income for federal tax purposes. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.
      Incentive Stock Options. With respect to an ISO, generally no taxable gain or loss will be recognized when the option is exercised unless the recipient elects to exercise a tandem SAR. ISOs exercised more than three months after termination of employment will be taxed in the same manner as non-statutory stock options described above. Generally, upon exercise of an ISO, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax. The tax treatment on disposition of the shares acquired upon the exercise of an ISO can be quite complex. If the shares acquired upon the exercise of an ISO are held for at least one year, (and at least two years from the date of grant of the ISO), any gain or loss realized upon their sale will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction. If the shares are not held for the one-year period, generally any gain recognized on sale of the shares will be ordinary income and generally any loss recognized will be a capital loss. There are exceptions to these rules. The Company may be entitled to a deduction equal to the amount of any ordinary income so recognized upon the sale of the shares. LTIP participants with ISOs should consult their tax advisor for the exact tax treatment applicable to them.
      Stock Appreciation Rights. No taxable income is realized by the holder and no deduction is available to the Company on the grant of a SAR. Upon exercise of an option through a SAR, the tax consequences to the holder and the Company are the same as for exercise of a NSO.
      Exercise-Sell Election. The federal income tax consequences resulting from an exercise-sell election are the same as those resulting from making a SAR election.
      Restricted Shares and Stock Units. A recipient of restricted shares or stock units generally recognizes no income upon grant unless the recipient elects to be taxed at that time. Instead, the recipient will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) minus any amount paid for the shares. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the recipient.
      Limits on Company Deductions. Under Section 162(m) of the Code, the annual compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance based” under Section 162(m). The LTIP has been designed to permit the Committee to grant awards that qualify as “performance based” for purposes of satisfying the conditions of Section 162(m).
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

ITEM 3:	PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE SENIOR EXECUTIVE YEARLY INCENTIVE COMPENSATION PLAN (the “PLAN”) INCLUDING APPROVAL OF THE PLAN’S PERFORMANCE GOALS.
Introduction
      The Board of Directors RECOMMENDS the approval of the amendment and restatement of the Senior Executive Yearly Incentive Compensation Plan (the “Plan”) and the approval of performance goals under the Plan. The Plan promotes the success of the Company by focusing senior executives on achieving high quality performance, company profitability and growth. The Plan and the performance goals were approved by stockholders in 2002. The Plan is designed to preserve the Company’s tax deduction under Code Section 162(m) for annual incentive compensation cash awards for the Chief Executive Officer and the Company’s next four highest compensated executives. Approval of the amended and restated plan is necessary to allow awards subject to performance goals under the Plan to continue to qualify for deduction under Section 162(m) of the Code and to increase the maximum amount of compensation payable under the Plan.

Description of the Proposal
      The proposal restates the performance goals under the Plan without change. The Plan is amended to increase the maximum compensation that may be paid to any eligible participant in any year from $2,000,000 to $4,000,000.
Description of the Plan
      The complete text of the amended and restated Plan is attached to this Proxy Statement as Appendix B. The following summary of the Plan’s principal features does not purport to be complete. It is subject to, and qualified in its entirety by, the full text in Appendix B.
      Eligibility. The Company’s Chief Executive Officer, the Company’s next four highest compensated executives as defined in Code Section 162(m) and other senior executives designated by the Compensation Committee are eligible for awards under the Plan.
      Administration. The Plan is administered by the Compensation Committee. The Committee has the authority to interpret the Plan and adopt rules and guidelines to administer the Plan. The Committee may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but no reduction may result in an increase of an award payable to any other participant.
      Incentive Cash Awards. Participants are eligible to earn incentive cash awards based on the attainment of specified performance goals established by the Committee during the first 90 days of the Plan year. Performance goals will be set by the Committee based on objective criteria on a Company, business unit or peer group comparison basis (which may include or exclude specified items of an unusual and nonrecurring nature) based on one or more of the following: net income, return on assets, return on sales, return on capital, return on equity, sales growth, market share, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. The Committee will certify goal attainment in writing before payout. The maximum amount that may be paid to any eligible participant in any year under the Plan is $4,000,000.
      Change in Control. In the event of a Change in Control (defined in Section 10(b) of the Plan), each participant will be entitled to the maximum award opportunity prorated on the basis of the number of full or partial months completed prior to the Change in Control during the Plan year in which the Change in Control occurs.
      Employment Rights. Neither the Plan nor any award under the Plan shall be deemed to give any individual a right to remain an employee of the Company for any period of time in any position or at any particular rate of compensation.
      Amendment or Termination. The Board of Directors may amend or terminate the Plan at any time. An amendment of the Plan will be subject to the stockholder approval only to the extent required by applicable law, rules or regulations. No award may be earned under the Plan after the Plan is terminated.
      Termination of Employment. Participants who retire, resign or are terminated before the end of the Plan year are not eligible for an award for that Plan year. In the event of death or disability, payout will be prorated based on the actual goal achievement and salary received for the portion of the year worked.
      Effective Date. The amended and restated Plan will be effective as of January 1, 2006 subject to approval of the Company stockholders at the 2006 Annual Meeting.
Plan Benefits
      Benefits payable under the Plan will vary depending on the Company’s performance against selected business criteria. Consequently, benefits under the Plan may not be determined in advance. The following table sets forth the dollar amounts which were earned by certain individuals and groups under the Plan for 2005 and paid in 2006. The amount of future awards may not be similar to the amount listed in the table.

Name and Position	Plan Payout

M. C. Pigott	$1,966,667
Chairman and Chief Executive Officer
M. A. Tembreull	$1,047,200
Vice Chairman
T. E. Plimpton	$742,400
President
J. C. Cardillo	$332,627
Senior Vice President
K. R. Gangl	$259,974
Senior Vice President
All Executive Officers as a group	$4,348,868
All other employees as a group	N/A
Federal Income Tax Consequences.
      Awards under the Plan constitute ordinary income taxable to a participant in the year in which paid. Subject to Code Section 162(m), the Company will generally be entitled to a corresponding deduction for the year to which bonuses under the Plan relate. The Plan has been designed to allow the Committee to grant awards that qualify as “performance based” for purposes of Section 162(m) of the Code.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3.
INDEPENDENT AUDITORS
      Ernst & Young LLP performed the audit of the Company’s financial statements for 2005 and has been selected to perform this function for 2006. Partners from the Seattle office of Ernst & Young LLP will attend the Annual Meeting, and will have the opportunity to make statements if they desire and will be available to respond to appropriate questions.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors has furnished the following report:
      The Audit Committee is comprised of four members, each of whom meets the independence and financial literacy requirements of SEC and NASDAQ rules. It adopted a written charter outlining its responsibilities that was approved by the Board of Directors. The Board of Directors designated John M. Fluke, Jr. as audit committee financial expert.
      Among the Committee’s responsibilities is the selection and evaluation of the independent auditors and the review of the financial statements. The Committee reviewed and discussed the audited consolidated financial statements for the most recent fiscal year with management. In addition, the Committee discussed under SAS 61 (Codification of Statements on Auditing Standards, AU §380) all matters required to be discussed with the independent auditors Ernst & Young LLP. The Committee received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence from the Company. Based on the Audit Committee’s review of the audited financial statements and its discussions with management and the independent auditors, the Committee recommends to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and be filed with the Securities and Exchange Commission.

      The Committee approved the engagement of the independent auditors, Ernst & Young LLP. The Audit Committee has also adopted policies and procedures for pre-approving all audit and non-audit work performed by Ernst & Young. The audit services engagement terms and fees and any changes to them require Audit Committee pre-approval. The Committee has also pre-approved the use of Ernst & Young for specific categories of non-audit, audit-related, and tax services up to a specific annual limit. Any proposed services exceeding pre-approved limits require specific Audit Committee pre-approval. The Company’s complete pre-approval policy was attached to the Company’s 2004 proxy statement as Appendix E. The Audit Committee has considered whether the provision of the non-audit services listed below is compatible with maintaining the independence of Ernst and Young LLP. The services provided for the year ended December 31, 2005, and December 31, 2004 are as follows:

	In Millions

	2005	2004

Audit	$4.23	$3.86
Audit-Related	.22	.22
Tax	.36	.43
All Other	.00	.00

	$4.81	$4.52

Audit Fees
      In the year ended December 31, 2005, the independent auditors, Ernst & Young LLP, charged the Company $4.23 million for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, audit of the effectiveness of the Company’s internal control over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services provided in connection with statutory and regulatory filings.
Audit-Related Fees
      In the year ended December 31, 2005, the independent auditors, Ernst & Young LLP, billed the Company $.22 million for audit-related professional services. These services include employee benefit plan (pension and 401(k)) audits and other assurance services not directly related to the audit of the Company’s consolidated financial statements.
Tax
      In the year ended December 31, 2005, the independent auditors, Ernst & Young LLP, billed the Company $.36 million for tax services, which include fees for tax return preparation for the Company, consulting on audits and inquiries by taxing authorities and the effects that present and future transactions may have on the Company’s tax liabilities.
All Other Fees
      In the year ended December 31, 2005, Ernst & Young LLP was not engaged to perform professional services other than those authorized above.
THE AUDIT COMMITTEE

W. G. Reed, Jr., Chairman
J. M. Fluke, Jr.
S. F. Page
H. A. Wagner

NOMINATING AND GOVERNANCE COMMITTEE REPORT
      The Nominating and Governance Committee is comprised of three members, each of whom meets the independence requirements of the NASDAQ Rules. The Committee adopted a written charter outlining its responsibilities that was approved by the Board of Directors. The Nominating and Governance Committee charter is available at www.paccar.com/bc/nominatingcommittee.asp.
      The Committee considers the names of director candidates submitted by management and members of the Board of Directors. It also considers recommendations by stockholders submitted in writing to: Chairman, Nominating and Governance Committee, PACCAR Inc, 11th Floor, P.O. Box 1518, Bellevue, WA 98009. The Committee may also engage the services of a private search firm from time to time to assist in identifying and screening director candidates. The Committee evaluates qualified director candidates and selects nominees for approval by the independent members of the Board of Directors. Ms. Alison J. Carnwath, elected to the Board in 2005, was recommended to the Committee by a non-management director.
      The Committee has established written criteria for the selection of new directors which are available at www.paccar.com/bc/guidelinesboardmembership.asp. To be a qualified director candidate, a person must have achieved significant success in business, education or public service, must not have a conflict of interest and must be committed to representing the long-term interests of the stockholders. In addition the candidate must have the following attributes:

•	the highest ethical and moral standards and integrity;

•	the intelligence, education and experience to make a meaningful contribution to board deliberations;

•	the commitment, time and diligence to effectively discharge board responsibilities;

•	mature judgment, objectivity, practicality and a willingness to ask difficult questions; and

•	the commitment to work together as an effective group member to deliberate and reach consensus for the betterment of the stockholders and the long-term viability of the Company.
THE NOMINATING AND
GOVERNANCE COMMITTEE

J. C. Pigott, Chairman
D. K. Newbigging
S. F. Page

STOCKHOLDER RETURN PERFORMANCE GRAPH
      The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s common stock to the cumulative total return of the Standard & Poor’s Composite 500 Stock Index and the return of an industry peer group of companies identified in the graph (the Peer Group Index) for the last five fiscal years ending December 31, 2005. Standard & Poor’s has calculated a return for each company in the Peer Group Index weighted according to its respective capitalization at the beginning of each period with dividends reinvested on a monthly basis. Management believes that the identified companies and methodology used in the graph for the Peer Group Index provides a better comparison than other indices available. The Peer Group Index consists of ArvinMeritor, Inc., Caterpillar Inc., Cummins Inc., Dana Corp., Deere & Co., Eaton Corp., Ingersoll-Rand Co. Ltd., Navistar International Corp., and Oshkosh Truck Corp. The comparison assumes that $100 was invested December 31, 2000, in the Company’s common stock and in the stated indices and assumes reinvestment of dividends.

	2000	2001	2002	2003	2004	2005

PACCAR Inc	100.00	136.86	149.22	282.83	416.11	372.77

S&P 500 Index	100.00	88.11	68.64	88.33	97.94	102.75

Peer Group Index	100.00	109.56	105.28	173.18	208.03	215.78

STOCKHOLDER PROPOSALS
      The Company has been advised that two stockholders intend to present proposals at the Annual Meeting. The Company will furnish the name, address and number of shares held by the proponent of each of the following stockholder proposals upon receipt of written or oral request for such information to the Secretary.
      In accordance with the proxy regulations, the following is the complete text of each proposal exactly as submitted. The Company accepts no responsibility for the proposals.

ITEM 4:	STOCKHOLDER PROPOSAL REGARDING ANNUAL ELECTION OF ALL DIRECTORS
      RESOLVED: Shareholders request that our Directors take the necessary steps, in the most expeditious manner possible, to adopt annual election of each director. This includes complete transition from the current staggered system to 100% annual election of each director in one election cycle if practicable. Also to transition solely through direct action of our board if practicable.
66% Yes-Vote
      Thirty-three (33) shareholder proposals on this topic won an impressive 66% average yes vote in 2005 through late-September. The council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommended adoption of this proposal topic.
Progress Begins with One Step
      It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL), an independent investment research firm in Portland, Maine rated our company:

“D” in Board composition.
“F” in Takeover Defenses

•	We were allowed to vote on individual directors only once in 3-years — Accountability concern.

•	We had to marshal a 67% shareholder vote to make certain governance improvements- Entrenchment concern.

•	We had no Independent Chairman and not even a Lead Director — Independent oversight concern.

•	Cumulative voting was not allowed.

•	Our directors were still protected by a poison pill with a 15% threshold. A 2004 shareholder proposal to redeem the poison pill won a 49% vote. The 2004 proposal would probably have exceeded 50% had not the Pigott family controlled the voting on a substantial number of shares.
      Additionally:

•	Mr. Wagner was rated a “problem director” because he chaired the executive compensation committee at United Technologies Corporation which received a CEO Compensation rating of “F” by the Corporate Library.

•	Our full Board met only 5-times in an entire year — Oversight concern.

•	Our board had two insiders and another member had a potentially conflicting non-director link with our company.

•	Our key Audit Committee had two meetings in a whole year.

•	We were not allowed to vote on our auditors.

•	The Chairman of our Nomination Committee had 33-years director tenure — Independence concern.

•	Our chairman Mr. Pigott was reported as zero “shares held”.
      Our management failed to exclude a proposal on this topic from our 2005 ballot. The 2005 proposal was submitted by John Chevedden of Redondo Beach, Calif. Further details are in PACCAR Inc (Dec. 27, 2004) and PACCAR Inc (Jan. 31. 2005) (Reconsideration) available through SECnet

http://www.wsb.com/. The procedure is called a no action request to the Securities and Exchange Commission.
Best for the Investor
      Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them. “Take on the Street” by Arthur Levitt
      Elect Each Director Annually
      Yes on 4
BOARD OF DIRECTORS’ RESPONSE
      THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 4 FOR THE FOLLOWING REASONS:
      It is the Company’s position that PACCAR has one of the best qualified Board of Directors of any public company in the United States. The impeccable integrity of Company management, the consistency of superior stockholder returns, especially compared to the Standard & Poor’s 500, the quality and technology leadership displayed in its products and processes are the result of a dedicated and proactive Board of Directors. PACCAR has earned a net income for 67 consecutive years and paid a dividend every year since 1941.
      In 1986, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to divide the Board of Directors into three classes, with approximately one-third of the directors elected each year for a three-year term. More than 78% of the Company’s outstanding shares voted for the amendment. The Board continues to believe that a classified board (that is, one where only a portion of the board is elected each year) is in the best interests of the stockholders. Currently, the majority of corporations in the Standard & Poor’s 500 have classified boards.
      The Company’s directors are experienced, proven executives and leaders who serve on the boards of other prominent corporations. An experienced, knowledgeable Board of Directors is a tremendous asset to the Company, ensuring that it is managed well and profitably for the benefit of its stockholders. Since the Company’s classified Board of Directors was adopted twenty years ago, the Company has grown significantly and profitably. Among the Company’s many accomplishments benefiting its stockholders are the following:

•	The Company’s total stockholder return exceeded the Standard & Poor’s 500 Index for the previous three-, five- and ten-year periods (note the stockholder return graph on page 24).

•	For the period 1986-2005, the Company’s average annual stockholder return (with dividends reinvested) was 19.7% compared to 11.9% for the Standard and Poor’s 500 Index for the same period.

•	BusinessWeek magazine (January 31, 2006) noted that PACCAR “is the top capital-goods producer among the BusinessWeek 50 list of the best-performing large companies.”

•	The U.S. Department of Commerce awarded PACCAR the prestigious National Medal of Technology in 2006 for industry leadership in its pioneering research and development of aerodynamic, fuel-efficient commercial vehicles during the previous four decades.

•	Institutional Investor magazine rated PACCAR’s Chairman and Chief Executive Officer, Mark C. Pigott, as one of the top three American CEOs in the Machinery sector in 2004 and 2005.

•	The Wall Street Journal named PACCAR to its Honor Roll for 2003 and 2004 — recognizing PACCAR’s excellent five-year average annual return to stockholders.

•	Forbes magazine recognized PACCAR’s Chairman and Chief Executive Officer, Mark C. Pigott, as one of the top ten CEOs in the United States in 2002, 2003 and 2004.
      A classified board structure provides continuity and stability of leadership and policy because a majority of the directors at any given time will have prior experience as directors of the Company. Consequently, the Board has a solid knowledge of the Company, a broader perspective on its operations, and a better understanding of its future plans and opportunities. This structure enables the directors to build on past experience for more effective long-term strategic planning. This is particularly important in a company like PACCAR that engages in long-term investment programs.
      Directors elected for staggered terms are equally accountable to stockholders as directors elected annually. The Company’s classified Board reduces the vulnerability of the Company to certain potentially abusive takeover tactics and encourages potential acquirers to initiate arms length negotiations with management and seasoned directors. Because only one-third of the directors are elected at any annual meeting of stockholders, it is impossible to elect an entire new Board or even a majority of the Board at a single meeting. Incumbent directors always represent a majority of the Board and are in a position to negotiate with the proponent of the change while protecting the interests of all stockholders.
      Approval of this proposal would not automatically result in a change to the Board structure. Under Delaware law, to change the structure of the Company’s Board of Directors, the Board must first authorize an amendment to the Company’s Certificate of Incorporation. The stockholders would then have to approve that amendment with an affirmative vote of two-thirds of the Company’s outstanding shares of common stock.
      The Board believes that a classified board is appropriate for the Company and will serve and protect stockholders’ interests successfully as it has for decades.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.
ITEM 5: STOCKHOLDER PROPOSAL REGARDING A DIRECTOR VOTE THRESHOLD
      Resolved: That the shareholders of Paccar, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.
      Supporting Statement: Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”
      Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company’s director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company’s current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.
      Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. So even if 99.99% of the shares “withhold” authority to vote for a candidate or all the candidates, a 0.01% “for” vote results in the candidate’s election or re-election to the Board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.
      It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company’s governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.
      We urge your support of this important director election reform.
BOARD OF DIRECTORS’ RESPONSE
      THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 5 FOR THE FOLLOWING REASONS:
      The Company has an excellent history of electing Board members by a substantial majority. For twenty years, over 90 percent of the outstanding shares have been represented at each of the Company’s annual meetings and every director nominee has received an affirmative vote greater than 87 percent of the shares voted through the plurality process. The proposed change is not necessary to ensure stockholder support for the outstanding persons who serve on this Company’s Board of Directors.
      Plurality voting is the accepted system among public companies comparable to the Company and is the standard system under the laws of the State of Delaware. The rules governing plurality voting are well understood by stockholders. In a plurality voting system for the election of directors, the nominees with the most votes are elected. A plurality voting system does not prevent stockholders from challenging and defeating Board nominees, but it does ensure that the director nominees with the most votes are elected to fill the positions available. By contrast, in a majority vote system, the result is uncertain if none of the director nominees receives a majority of the votes cast. It is not in the best interest of the Company to implement a majority vote system that does not provide a clear process for determining the outcome in a contested election or in a situation where no nominee receives a majority of the votes cast.
      The Board believes that implementation of the proposal is not appropriate.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 5.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2007
      A stockholder proposal must be addressed to the Corporate Secretary and received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009, by the close of business on November 14, 2006, to be considered for inclusion in the proxy materials for the Company’s 2007 Annual Meeting of Stockholders.
      For business to be brought before the Annual Meeting of Stockholders by a stockholder, other than those proposals included in the proxy materials, the Company’s Bylaws (Art. III, Sec. 5) provide that notice of such business must be received at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. The notice must specify the stockholder’s name, address and number of shares of the Company beneficially owned, a description of the desired business to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and other information stated in the Bylaws.

      The Company’s Bylaws (Art. III, Sec. 6) provide that nominations for director by a stockholder must be received by the Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. The notice must specify the stockholder’s name, address, and number of shares of the Company beneficially owned, and it must specify certain information relating to the nominee as required under Regulation 14A under the Securities Exchange Act of 1934.
      A copy of the pertinent Bylaw provision is available on request to the Corporate Secretary, PACCAR Inc, P.O. Box 1518, Bellevue, Washington 98009.
OTHER BUSINESS
      The Company knows of no other business likely to be brought before the meeting.

/s/ J. M. D’Amato

J. M. D’Amato
Secretary
March 14, 2006

APPENDIX A
PACCAR Inc LONG TERM INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.
      The Plan was first adopted by the Board on February 11, 1991 and approved by the Company’s stockholders in 1991. Amendments to the Plan were approved by the stockholders in 1997 and in 2002. The purpose of the Plan is to promote the long term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications, and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options), stock appreciation rights, or cash. The Plan shall be governed by and construed in accordance with the laws of the State of Washington.

ARTICLE 2. ADMINISTRATION.
      2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Exchange Act (as amended from time to time); and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code (as amended from time to time).
      2.2 Committee Responsibilities. The Committee shall (a) select the Key Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements, and other conditions of such Awards, (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.
      Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units, SARs, and Options awarded under the Plan shall not exceed 20,250,000. If any Restricted Shares, Stock Units, or Options are forfeited or if any Options terminate for any other reason before being exercised, then the Common Shares covered by such Restricted Shares, Stock Units or Options shall again become available for Awards under the Plan. However, if Options are surrendered upon the exercise of related SARs, then such Options shall not be restored to the pool available for Awards. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units, or Options available for Awards, whether or not such dividend equivalents are converted into Stock Units. The limitation of this Article 3 shall be subject to adjustment pursuant to Article 10.

ARTICLE 4. ELIGIBILITY.
      Only Key Employees shall be eligible for designation as Participants. A Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

ARTICLE 5. OPTIONS.
      5.1     Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or a NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
      5.2     Transferability. No Option granted under the Plan shall be transferable by the Optionee other than by will, or by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution unless the Committee provides otherwise in a nonstatutory stock option agreement. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative unless the Committee provides otherwise in a nonstatutory Stock Option Agreement. No Option or interest therein may be assigned, pledged, or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
      5.3     Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option provided that the maximum number of Common Shares awarded to any participant in any year shall be 562,500 (subject to adjustment in accordance with Article 10). The Stock Option Agreement shall provide for the adjustment of such number including the maximum number in accordance with Article 10.
      5.4     Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an Option shall not be less than the closing price of a Common Share on the date of grant. Subject to adjustment pursuant to Article 10, the Exercise Price of outstanding Options fixed by the Committee shall not be modified.
      5.5     Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option, provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.
      5.6     Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the next six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options.
      5.7     Modification or Assumption of Options. Within the limitations of the Plan, and to the extent that it does not cause the Option to be subject to Section 409A of the Code, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6. PAYMENT FOR OPTION SHARES.
      6.1     General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.
      6.2     Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.
      6.3     Exercise/ Sale. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
      6.4     Exercise/ Pledge. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
      6.5     Promissory Note. To the extent that this Section 6.5 is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note, provided that the par value of newly issued Common Shares must be paid in lawful money of the U.S. at the time when such Common Shares are purchased.
      6.6     Other Forms of Payment. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS.
      7.1     Grant of SARs. Each Option granted under the Plan may include a SAR. The maximum number of SARs that may be awarded to any participant in any year shall be 562,500 (subject to adjustment in accordance with Article 10). Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after the Optionee’s death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company Common Shares or cash, or a combination of Common Shares and cash, as the Committee shall determine. If a SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of a SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the surrendered portion of the Option exceeds the Exercise Price. In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price. A SAR may be included in an ISO only at the time of grant but may be included in a NSO at the time of grant or at any subsequent time.
      7.2     Exercise of SARs. A SAR may be exercised to the extent that the Option in which it is included is exercisable, subject to any restrictions imposed by Rule 16b-3 under the Exchange Act (as amended from time to time). If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion. An Option granted under the Plan may provide that it will be exercisable as a SAR only in the event of a Change in Control.

ARTICLE 8. RESTRICTED SHARES AND STOCK UNITS.
      8.1     Time, Amount, and Form of Awards. Restricted Shares or Stock Units with respect to an Award Year may be granted during such Award Year or at any time thereafter. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs are exercised. The maximum number of Restricted Shares and/or Stock Units, awarded to any Participant in any year shall be 200,000 (subject to adjustment in accordance with Article 10). The Stock Award Agreement shall provide for the adjustment of such number including the maximum number in accordance with Article 10.
      8.2     Performance Based Awards. The Committee may authorize that Awards of Restricted Shares and Stock Units be made subject to or granted upon the attainment of specified performance goals over a designated performance period of at least one year in addition to time-vesting and other vesting requirements. If so authorized, Awards intended to qualify as “performance-based compensation” under Code Section 162(m) shall be made in accordance with the requirements thereof. Performance goals for this purpose will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: earnings per share, net income, return on assets, return on sales, return on capital, return on equity, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment, and cash value added. The Committee, in its sole discretion, may reduce or eliminate any Award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the Award payable to any other participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the executive’s overall performance for the year; and (c) prevailing levels of total compensation among similar companies.
      8.3     Vesting Conditions. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability, or retirement. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.
      8.4     Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of cash, in the form of Common Shares, or in any combination of both. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date consistent with the requirements of Section 409A of the Code if subject to Section 409A of the Code. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.
      8.5     Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
      8.6     Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

ARTICLE 9. VOTING AND DIVIDEND RIGHTS.
      9.1     Restricted Shares. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders. Cash dividends on Restricted Shares reinvested in additional Restricted Shares and any stock dividends paid on Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.
      9.2     Stock Units. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

ARTICLE 10. PROTECTION AGAINST DILUTION.
      10.1     Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Common Shares authorized, Options, SARs, Restricted Shares, and Stock Units available for future Awards under Article 3, (b) the number of Stock Units included in any prior Award which has not yet been settled, (c) the number of Common Shares covered by each outstanding Option Award , (d) the Exercise Price under each outstanding Option and SAR, or (e) the per person per year limitations on Awards under the Plan. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
      10.2     Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares, and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting, or for settlement in cash.

ARTICLE 11. LONG TERM PERFORMANCE CASH AWARDS.
      11.1     The Committee may grant long term performance cash awards to any Participant in its sole discretion. Payment of cash awards will be based on the attainment of specified performance goals over a designated performance period in excess of one year. Performance awards for the Chief Executive Officer, the other four highest compensated officers of the Company and such other senior executives as designated by the Committee are intended to qualify as “performance-based compensation” under Code Section 162(m) and shall be made in accordance with the requirements thereof. Performance goals for this purpose will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: earnings per share, net income, return on assets, return on sales, return on capital, return on equity, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment, and cash value added.
      11.2     The Committee, in its sole discretion, may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the award payable to any other Participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the executive’s overall performance for the year; and (c) prevailing levels of total compensation among similar companies. The maximum amount that may be paid to any eligible Participant in any year with respect to a long term performance cash award is $6,000,000.
      11.3     In the event of a Change of Control of the Company, each Participant will be entitled to the maximum prorated award based on the number of full or partial months completed prior to the Change of Control during the performance period in which the Change of Control occurs. Each participant shall be entitled to be paid the sums in his deferred income and/or stock account on the earliest date permitted by law.
      11.4     The Company may grant long term performance awards under other plans or programs consistent with the limitations described in Article 11. Such awards and all stock units credited under the Company’s Deferred Incentive Compensation Plan may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall reduce the number of Common Shares available under Article 3.
      11.5     The Committee may permit the deferral of any award and may permit payment on deferrals to be made in cash or shares of Common Stock subject to rules and procedures it may establish which shall comply with Section 409A of the Code for deferrals subject to Section 409A of the Code. These rules may include provisions for crediting dividend equivalents on deferred stock unit accounts and crediting interest on deferred cash accounts.

ARTICLE 12. LIMITATION ON RIGHTS.
      12.1     Employment Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee at any time, with or without cause, subject only to a written employment agreement (if any).
      12.2     Stockholders’ Rights. A Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of the stock, except as expressly provided in Section 9.1. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9, and 10.
      12.3     Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations, and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing, or to an exemption from registration, qualification or listing.

ARTICLE 13. WITHHOLDING TAXES.
      13.1     General. To the extent required by applicable federal, state, local, or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the receipt or vesting of such payment or distribution. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.
      13.2     Share Withholding. The Committee may permit the recipient of any payment or distribution under the Plan to satisfy his or her minimum tax withholding obligations by having the Company withhold a portion of any Common Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 14. ASSIGNMENT OR TRANSFER OF AWARDS.
      Except as provided in Article 13 and Section 5.2, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred, or made subject to any creditor’s process, whether voluntarily, involuntarily, or by operation of law. Any act in violation of this Article 14 shall be void. However, this Article 14 shall not preclude a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant’s death, nor shall it preclude a transfer by will or by the laws of descent and distribution. In addition, neither this Article 14 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

ARTICLE 15. FUTURE OF THE PLAN.
      15.1 Term of the Plan. The Plan shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted after December 4, 2015.
      15.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations, or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

ARTICLE 16. DEFINITIONS.
      16.1     “Award” means any award of an Option (with or without a related SAR), a Restricted Share, a Stock Unit or a long term performance cash award under the Plan.
      16.2     “Award Year” means a fiscal year with respect to which an Award may be granted
      16.3     “Board” means the Company’s Board of Directors, as constituted from time to time.
      16.4     “Change in Control” means the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding Common Shares (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by the natural children and grandchildren of Paul Pigott and Theiline McCone Pigott (the “Immediate Pigott Family”), any trust or foundation to which any of the foregoing has transferred or may transfer securities of the Company, the trusts at Bank America Corporation or its successor, holding outstanding Common Shares for descendants of Paul Pigott and Theiline McCone Pigott, any trust established for the primary benefit of any member of the Immediate Pigott Family or any of their respective heirs or legatees, any trust of which any member of the Immediate Pigott Family serves as a trustee (or any affiliate or associate (within the meaning of Rule 12b-2 promulgated under the Exchange Act) of any of the foregoing) (the “Exempted Interests”), or (e) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below;

(ii) Individuals who, as of the date this Plan is approved by the Company’s stockholders, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) The consummation of a reorganization, merger, share exchange, or consolidation (a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 85% of, respectively, the then outstanding Common Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding (1) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or (2) the Exempted Interests) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the Company’s assets, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 15% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding (x) any employee benefit plan (or related trust) of the Company or such corporation or (y) the Exempted Interests), except to the extent that such Person owned 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(v) The change of control requirements identified in regulations implementing Section 409A(e)(2) of the Code will prevail over any conflicting provisions of 16.4(i) to (iv) for those nonqualified deferred compensation plans governed by Section 409A of the Code.

      16.5     “Code” means the Internal Revenue Code of 1986, as amended.
      16.6     “Committee” means the Compensation Committee of the Board, as described in Article 2.
      16.7     “Common Share” means one share of the common stock of the Company.
      16.8     “Company” means PACCAR Inc, a Delaware corporation.
      16.9     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      16.10     “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.
      16.11     “Fair Market Value” shall mean the closing price of a Common Share on the trading day immediately preceding the day in question.
      16.12     “ISO” means an incentive stock option described in Section 422(b) of the Code.
      16.13     “Key Employee” means a key common law employee of the Company or of a Subsidiary, as determined by the Committee.
      16.14     “NSO” means an employee stock option not described in sections 422 through 424 of the Code.
      16.15     “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.
      16.16     “Optionee” means an individual or estate who holds an Option.
      16.17     “Participant” means an individual or estate who holds an Award.
      16.18     “Plan” means this PACCAR Inc 1991 Long Term Incentive Plan, as it may be amended from time to time.
      16.19     “Restricted Share” means a Common Share awarded under the Plan.
      16.20     “SAR” means a stock appreciation right granted under the Plan.
      16.21     “Stock Award Agreement” means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions, and restrictions pertaining to such Restricted Share or Stock Unit.
      16.22     “Stock Option Agreement” means the agreement between the Company and an Optionee which contains the terms, conditions, and restrictions pertaining to his or her Option.
      16.23     “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share awarded under the Plan.

      16.24     “Subsidiary” means any company, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such company. A company that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 17. EXECUTION.
      To record the amendment and restatement of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

APPENDIX B
PACCAR Inc SENIOR EXECUTIVE
YEARLY INCENTIVE COMPENSATION PLAN

1.	PURPOSE
      The Plan was approved by the Company’s stockholders in 1997 and 2002. The purpose of the Plan is to promote the success of the Company and the creation of shareholder value by (a) encouraging senior executives to focus maximum effort on achieving high-quality performance objectives, Company profitability, and continued Company growth, (b) encouraging the attraction and retention of senior executives with exceptional qualifications and (c) preserving for the Company the benefit of federal income tax deductions with respect to annual incentive compensation paid to senior executives.

2.	ELIGIBILITY
      The Company’s chief executive officer, the next four highest compensated officers of the Company as defined under Section 162(m) of the Code, and such other senior executives as designated by the Committee shall be eligible to participate in the Plan.

3.	ADMINISTRATION
      The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under a plan intended to qualify for exemption under Section 162(m)(4)(C) of the Code.
      The Committee shall have the authority to interpret the Plan and make all other decisions relating to the operations of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to administer the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

4.	AWARD DETERMINATION
      Incentive awards paid under the Plan will be based solely on the attainment of specified performance goals established by the Committee during the first 90 days of the Plan Year. Performance goals will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or non-recurring nature and are based on one or more of the following: net income, return on assets, return on sales, return on capital, return on equity, sales growth, market share, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. Performance goals may include a minimum, maximum and target level of performance with the size of individual awards, if any, based on the level attained. Actual goal attainment will be certified in writing by the Committee before payout.
      The Committee, in its sole discretion, may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the award payable to any other participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the executive’s overall performance for the year; and (c) prevailing levels of total compensation among similar

B-1

companies. The maximum amount that may be paid to any eligible participant in any year under the Plan is $4,000,000.

5.	CHANGE IN CONTROL
      In the event of a Change in Control of the Company, each participant will be entitled to the maximum prorated award based on the number of full or partial months completed prior to the Change in Control during the Plan Year in which the Change in Control occurs.

6.	TERMINATION OF EMPLOYMENT
      Participants who retire, resign or are terminated before the end of the Plan Year are not eligible for an award for the Plan Year. In the event of death or disability, payout will be prorated based on actual goal achievement and salary received for the portion of the year worked.

7.	EMPLOYMENT RIGHTS
      Neither the Plan, nor the payment of an award, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or a Subsidiary will employ any individual for any period of time, in any position or at any particular rate of compensation.

8.	AMENDMENT OR TERMINATION OF THE PLAN
      The Board of Directors may alter, amend or terminate the Plan at any time. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No awards shall be granted under the Plan after the termination thereof.

9.	EFFECTIVE DATE
      The Plan shall be effective as of January 1, 2006 subject to its approval by the Company’s stockholders at the 2006 Annual Meeting of Stockholders.

10.	DEFINITIONS
      (a) “Board” means the Board of Directors of the Company, as constituted from time to time.
      (b) “Change in Control” for purposes of this Plan means any of the events described in Section 16.4 of the Long Term Incentive Plan.
      (c) “Code” means the Internal Revenue Code of 1986, as amended.
      (d) “Committee” means the Compensation Committee of the Board.
      (e) “Company” means PACCAR Inc, a Delaware corporation.
      (f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (g) “Plan” means this amended and restated PACCAR Inc Senior Yearly Executive Incentive Compensation Plan, as it may be amended from time to time.
      (h) “Plan Year” means a calendar year.
      (i) “Subsidiary” means a company in which the Company and/or one or more Subsidiaries of the Company own a majority of all classes of outstanding stock.

11.	EXECUTION
      To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the Company’s name and seal hereto.

B-2

Directions to Meydenbauer Center

From I-405 North or Southbound take NE 4th Street exit and head west. Turn right onto 112th Ave NE (heading North). Turn left on NE 6th Street and turn right into Meydenbauer Center’s Parking Garage.

HOVs and Carpools use the NE 6th Street HOV only off-and on-ramps, cross 112th Ave NE staying on NE 6th Street. Turn right into Meydenbauer Center’s Parking Garage.

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 25, 2006
10:30 a.m.
Meydenbauer Center
11100 N.E. 6th Street
Bellevue, Washington 98004
Stockholders who consented to access the PACCAR 2005 Annual Report and 2006 Proxy Statement electronically rather than receive paper copies in the mail may view these documents by visiting www.PACCAR.com/financials.asp .
If you would like to access the proxy materials electronically in the future, please visit www.econsent.com/pcar/ and follow the instructions.

777 — 106th Avenue N.E. Bellevue, WA 98004	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 25, 2006.
The shares of common stock you hold of record on February 28, 2006, will be voted as you specify on the reverse side.
If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3 and “AGAINST” Items 4 and 5. By signing the proxy, you revoke all prior proxies and appoint Mark C. Pigott, John M. Fluke, Jr., and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and to vote in their discretion on any other matters which may properly come before the Annual Meeting and all adjournments.
Shares credited to the undersigned in the PACCAR Inc Savings Investment Plan (SIP) will be voted by the Trustee in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the shares in direct proportion to the shares with respect to which it has received timely voting instructions by Members, as provided in the SIP.
Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.
See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on April 24, 2006.
•	You will be prompted to enter the last 4 digits of your Social Security number and the 3-digit Company Number and the 7-digit Control Number which are located above.
•	Follow the instructions provided.

VOTE BY INTERNET — http://www.eproxy.com/pcar/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on April 24, 2006.
•	You will be prompted to enter the last 4 digits of your Social Security number and the 3-digit Company Number and the 7-digit Control Number which are located above to obtain your records and create an electronic ballot.
•	Follow the instructions provided.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PACCAR Inc, c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

    The Board of Directors Recommends a Vote “FOR” Items 1, 2 and 3 and “AGAINST” Items 4 and 5.

1.	Election of Directors:	01 James C. Pigott	03 William G. Reed, Jr.	☐	Vote FOR all nominees			☐ Vote WITHHELD
		02 Mark C. Pigott			(except as marked)			from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approve the amendment and restatement of the Long Term Incentive Plan				☐	For	☐	Against	☐	Abstain

3.	Approve the amendment and restatement of the Senior Executive Yearly				☐	For	☐	Against	☐	Abstain
Incentive Compensation Plan

4.	Stockholder proposal regarding annual election of all directors				☐	For	☐	Against	☐	Abstain

5.	Stockholder proposal regarding a director vote threshold				☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 and 3 and AGAINST ITEMS 4 and 5.

Address Change? Mark Box    ☐    Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as name(s) appears in type. If shares are held by joint owners, all persons should sign. When acting as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person.